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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

June 20, 2003
Date of Report (Date of earliest event reported)

ABBOTT LABORATORIES
(Exact name of registrant as specified in its charter)

Illinois (State or other Jurisdiction of Incorporation)	1-2189 (Commission File Number)	36-0698440 (I.R.S. Employer Identification No.)
100 Abbott Park Road Abbott Park, Illinois 60064-6400 (Address of principal executive offices)(Zip Code)

Registrant's telephone number, including area code: (847) 937-6100

Item 5.    Other Events and Regulation FD Disclosure

        At a regularly scheduled meeting of the Board of Directors (the "Board") of Abbott Laboratories (the "Company") on June 20, 2003, the Board amended and restated the Company's by-laws (the "Amended By-Laws"). A copy of the Amended By-Laws is included as Exhibit 3.1 hereto and is incorporated by reference herein.

        The Amended By-Laws were amended to change, among other things, the timeframe during which shareholders may properly nominate directors at, or otherwise bring business before, an annual meeting of shareholders. Under the Amended By-Laws, a shareholder must properly submit to the Company's Secretary, among other things, the name of the proposed director nominee for election at, or a notice of the other business to be brought before, the annual shareholders meeting not less than ninety days and not more than one hundred twenty days prior to the anniversary date of the preceding annual meeting of shareholders; provided, however, that in the event that the annual meeting is called for a date that is not within twenty-five days before or after such anniversary date, notice of such nomination or other business by the shareholder in order to be timely must be so delivered and received by the Company's Secretary not later than the close of business on the tenth day following the day on which such notice of the date of the annual meeting was mailed or such public announcement in a press release or in a filing with the Securities and Exchange Commission of the date of the annual meeting was made, whichever first occurs. For the 2004 annual shareholders meeting, unless the date of the meeting is not within twenty-five days before or after April 25, 2004, such nominations or notice of business must be submitted in writing not earlier than December 27, 2003 or later than January 26, 2004. In addition to the foregoing, for such nominations or business to be properly brought before an annual meeting, shareholders must otherwise comply with the procedures set forth in the Amended By-Laws and applicable law.

Item 7.    Financial Statements and Exhibits

  (c)
  Exhibits.

Exhibit No.	Exhibit
3.1	By-Laws of Abbott Laboratories, as amended and restated, effective as of June 20, 2003.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ABBOTT LABORATORIES

	By:	/s/ THOMAS C. FREYMAN Thomas C. Freyman Senior Vice President, Finance and Chief Financial Officer
Date: July 10, 2003

EXHIBIT INDEX

Exhibit No.	Exhibit
3.1	By-Laws of Abbott Laboratories, as amended and restated, effective as of June 20, 2003.

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  Item 5. Other Events and Regulation FD Disclosure
  Item 7. Financial Statements and Exhibits
SIGNATURE
EXHIBIT INDEX